Exhibit 99.1

BBX Capital Corporation Announces Plan to Spin Off All

Non-Bluegreen Related Businesses and Investments into Separate,

Publicly-Traded Company

BBX Capital Corporation to Become Pure-Play Bluegreen Vacations

Holding Company Following Spin-Off

FORT LAUDERDALE, FL – June 17, 2020 – BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) announced today its intention to spin off its subsidiary, BBX Capital Florida LLC (“New BBX Capital”), in order to separate the business, activities and investments of the Company into two separate, publicly-traded companies: (i) the Company, which will continue to hold its investment in Bluegreen Vacations Corporation (“Bluegreen Vacations”), a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations, and (ii) New BBX Capital, which will continue to hold or will hold at the time of the spin-off all of the Company’s other businesses and investments, including BBX Capital Real Estate LLC, BBX Sweet Holdings, LLC and Renin Holdings, LLC. As a result of the spin-off, the Company will cease to have any ownership interest in New BBX Capital and will become a “pure-play” Bluegreen Vacations holding company.

Prior to the spin-off, New BBX Capital will be converted from a Florida limited liability company into a Florida corporation. The spin-off is expected to be effected by the distribution of shares of New BBX Capital’s common stock to the Company’s shareholders. Shareholders of the Company will be distributed one share of New BBX Capital’s Class A Common Stock for each share of the Company’s Class A Common Stock and one share of New BBX Capital’s Class B Common Stock for each share of the Company’s Class B Common Stock, in each case, held of record as of the close of business on the record date for the distribution to be determined by the Company’s Board of Directors. It is currently expected that applications will be made for New BBX Capital’s Class A Common Stock and Class B Common Stock to trade on the OTCQB and/or OTCQX. The receipt of shares of New BBX Capital’s Class A Common Stock and/or Class B Common Stock in connection with the spin-off will be a taxable transaction to the Company’s shareholders. The Company’s shareholders’ proportionate ownership and voting interests in the Company will not be impacted by the spin-off. Further, Bluegreen Vacations’ Common Stock (NYSE: BXG) will continue to trade on the New York Stock Exchange.

The Company believes that its investment in Bluegreen has distinct characteristics from its other investments and that separating the Company’s investment in Bluegreen from its other investments will, among other things, allow each of the Company and New BBX Capital to adopt strategies and pursue objectives appropriate to such company, independent of the other, better position each company to maximize value over the long-term, bring greater clarity to the marketplace as to each company’s core competencies, and better position each company to optimize capital deployment and investment strategies necessary to advance their respective interests. “We are very pleased to make this announcement today as we believe that the proposed spin-off reflects our commitment to the strategy of building long term value for our shareholders,” said Alan B. Levan, Chairman and Chief Executive Officer of the Company.

In connection with the spin-off, the Company intends to change its name to “Bluegreen Vacations Holding Corporation” and for New BBX Capital to assume the name “BBX Capital Corporation.” In addition, the Company will in connection with the spin-off issue a $75.0 million note payable to New BBX Capital that will accrue interest at a rate of 6% per annum and require payments of interest on a quarterly basis. Under the expected terms of the note, the Company will have the option in its discretion to defer payments under the note, with amounts deferred to accrue interest at a cumulative, compounded rate of 8% per annum, and all outstanding amounts will become due and payable in five years or earlier upon certain other events. In connection with the spin-off, the Company will also make cash contributions to New BBX Capital and it is currently expected that following the spin-off the Company will hold approximately $25.0 million in cash and cash equivalents (not including the cash and cash equivalents held by its subsidiary, Bluegreen Vacations).

Following the spin-off of New BBX Capital, the Company will continue to be a publicly-traded holding company whose primary assets will then be its investment in Bluegreen Vacations and approximately $25.0 million in cash and cash equivalents and whose primary liabilities are expected to be approximately $141.3 million in outstanding debt obligations, including $66.3 million in junior subordinated debentures payable by Woodbridge, its wholly-owned subsidiary, and the $75.0 million note payable to New BBX Capital discussed above. The Company will have limited operations following the spin-off and based on such limited operations, the Company expects to incur approximately $8.5 million of interest expense associated with its debt obligations and $2.0 - $3.0 million in expected expenses, which include ongoing executive compensation costs, general and administrative expenses, and estimated costs associated with being a public company. In addition, compensation costs associated with the vesting of unvested shares of Company restricted stock that were previously granted to executives of the Company may be recognized in future periods.

It is currently anticipated that the Company’s current Directors will resign and become Directors of New BBX Capital and that certain of Bluegreen Vacations’ current Directors will be appointed to fill those vacancies and become Directors of the Company following the spin-off. Alan B. Levan, President and CEO, John E. Abdo, Vice Chairman, and Ray Lopez, Chief Operating Officer and Chief Financial Officer of Bluegreen Vacations, will continue to serve as officers of Bluegreen Vacations as well as the Company. Alan Levan and John E. Abdo will also serve as Chairman and Vice Chairman of New BBX Capital, and Jarett Levan will serve as its President and CEO of New BBX Capital.

Completion of the spin-off is subject to a number of conditions, including, without limitation, (i) approval of the spin-off in the contemplated manner by the Company’s shareholders, (ii) final approval of the Company’s Board of Directors, and (iii) the effectiveness of a Registration Statement on Form 10 to be filed by New BBX Capital with the Securities and Exchange Commission (the “SEC”) and the mailing of the information statement which will form a part thereof. The Company intends to hold a special meeting of its shareholders for the purpose of approving the spin-off and the Company’s contemplated name change. Notwithstanding any approval of the spin-off by the Company’s shareholders or the satisfaction of any of the other closing conditions, the Company may, in the sole discretion of its Board of Directors, abandon the spin-off at any time prior to its consummation.

About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, vacation ownership plan with approximately 221,000 owners, 68 Club and Club Associate Resorts and access to more than 11,350 other hotels and resorts through partnerships and exchange networks as of March 31, 2020. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is approximately 93% owned by BBX Capital Corporation.

BBX Capital Corporation Contact Info:

Investor Relations:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

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Forward-Looking Statements: This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks, uncertainties and other factors, many of which are beyond the Company’s control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, risks associated with the contemplated spin-off, including that actual plans, actions and results relating to the spin-off may differ materially from current expectations, that the spin-off may not be consummated on the contemplated terms, or at all, that, if consummated, the spin-off may not result in the benefits anticipated and may result in disruption to business operations due to focus on the spin-off, and uncertainties related to the tax effects of the spin-off to the Company’s shareholders. In addition, reference is also made to other risks and factors detailed in reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which may be viewed on the SEC’s website at www.sec.gov or in the Investor Relations section of the Company’s website at www.BBXCapital.com. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update or supplement any forward-looking statements.

Additional Information and Where to Find It; Participant Information: The proposed spin-off and related name change will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s shareholders when available. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF.

The Company and its directors and executive officers may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed spin-off. Information regarding the Company’s directors and executive officers, including their names and interests in the Company, is set forth in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on April 29, 2020. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed spin-off, including their names and interests in the Company, will be contained in the proxy statement to be filed by the Company with the SEC and mailed to the Company’s shareholders when available.

Copies of all documents filed by the Company with the SEC are available, free of charge, on the SEC’s website at www.sec.gov and in the Investor Relations section of the Company’s website at www.bbxcapital.com. In addition, the Company’s shareholders may obtain copies of the documents filed by the Company with the SEC at no charge by contacting the Company’s Investor Relations Department by mail at BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, or by phone at 954-940-5300.